     As filed with the Securities and Exchange Commission on March 2, 1998
                                                   Registration No. 333-
  ===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

                         VIKING OFFICE PRODUCTS, INC.
            (Exact name of registrant as specified in its charter)

              CALIFORNIA                                        95-2082946
    (State or other jurisdiction of                           (I.R.S. Employee
     incorporation or organization)                          Identification No.)

         950 WEST 190TH STREET
         TORRANCE, CALIFORNIA                                      90502
(Address of principal executive offices)                        (Zip Code)


         VIKING OFFICE PRODUCTS, INC. 1997 INCENTIVE STOCK OPTION PLAN
                           (Full title of the plan)

                     IRWIN HELFORD, CHAIRMAN OF THE BOARD
                         VIKING OFFICE PRODUCTS, INC.
                             950 WEST 190TH STREET
                          TORRANCE, CALIFORNIA 90502
                    (Name and address of agent for service)

                                (504) 838-8222
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            HOWARD Z. BERMAN, ESQ.
                           ERVIN, COHEN & JESSUP LLP
                      9401 WILSHIRE BOULEVARD, 9TH FLOOR
                           BEVERLY HILLS, CA  90212
                                (310) 273-6333


                        CALCULATION OF REGISTRATION FEE

 ======================================================================================================
                                                   PROPOSED            PROPOSED
        TITLE OF                                    MAXIMUM             MAXIMUM
    SECURITIES TO BE         AMOUNT TO BE       OFFERING PRICE         AGGREGATE          AMOUNT OF
       REGISTERED             REGISTERED          PER UNIT(*)      OFFERING PRICE(*)   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Common Stock               10,000,000 shares    $22.9375           $229,375,000        $67,665.63
issuable under the
1997 Incentive Stock
Option Plan
======================================================================================================
(*)  Calculated pursuant to Rule 457(h)(1).
======================================================================================================

                                    PART II
                                    =======

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     Viking Office Products, Inc. ("Viking") hereby incorporates by reference into this Registration Statement the following documents:

     (a) Viking's Annual Report on Form 10-K for the fiscal year ended June 27, 1997;

     (b) Viking's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

     (c) Viking's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997; and

     (d) The description of the Common Stock of Viking contained in its Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such description may be amended from time to time.

     All reports and other documents filed by Viking subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be considered a part hereof from the date of filing of such documents.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     Under Section 317 of the California General Corporation Law (the "CGCL"), the registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the registrant), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the registrant, if such persons acted in good faith and in a manner they reasonably believed to be in the best interest of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the rights of the registrant, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the registrant and its shareholders provided that the specified court approval is obtained.

     As permitted by Section 317 of the CGCL, the Articles of Incorporation of the registrant provide that the registrant is authorized to provide indemnification for its directors and officers for breach of their duty to the registrant and its shareholders through Bylaw provisions or through agreements with the directors and officers, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL. The registrant's Bylaws provide for indemnification of its directors and officers to the maximum extent permitted by Section 317 of the CGCL. In addition, agreements entered into by the registrant with its directors and certain of its officers require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts reasonably incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person was an agent of the registrant or by reason of any action or inaction on the part of such person while serving as an agent of the registrant (including judgments, fines and settlement in or of a derivative action, unless indemnification is otherwise prohibited by law), provided such person acted in good faith and in a manner he reasonably believed to be in the best interests of the registrant and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     The Articles of Incorporation of the registrant provide that the personal liability of directors of the registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. Under
Section 204(a)(10) of the CGCL, the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director's duty to the corporation may be eliminated, except for the liability of a director resulting from (i) acts or omissions involving intentional misconduct or the absence of good faith, (ii) any transaction from which a director derived an improper personal benefit, (iii) acts or omissions showing a reckless disregard for the director's duty, (iv) acts or omissions constituting an unexcused pattern of inattention to the director's duty, or (v) the making of an illegal distribution to shareholders or an illegal loan or guaranty.

ITEM 8.   EXHIBITS.
          --------

4.1       Viking Office Products, Inc. 1997 Incentive Stock Option Plan.*
4.2 Form of Incentive Stock Option Agreement used in connection with the Viking Office Products, Inc. 1997 Incentive Stock Option Plan.
4.3 Form of Nonstatutory Stock Option Agreement used in connection with the Viking Office Products, Inc. 1997 Incentive Stock Option Plan.
5.1       Opinion of Ervin, Cohen & Jessup LLP.
23.1      Consent of Deloitte & Touche LLP.
23.2      Consent of Ervin, Cohen & Jessup, LLP (included in Exhibit 5.1).
24.1      Power of Attorney (included on pages II-4 and II-5 hereof).
___________________
* Previously filed in the Exhibits to the registrant's Annual Report on Form 10-K, for the fiscal year ended June 27, 1997, and incorporated by reference herein.

ITEM 9.   UNDERTAKINGS.
          -------------

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.;

          (iii) To include any material information with respect to the plan of distribution not previously in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit a copy to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on February 27, 1998.


                                    VIKING OFFICE PRODUCTS, INC.


                                    By  /s/ Irwin Helford
                                       ____________________________________
                                       Irwin Helford, Chairman of the Board
                                       and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irwin Helford and M. Bruce Nelson, and each of them as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURES                     TITLE                     DATE
     ----------                     -----                     ----


 /s/ Irwin Helford
--------------------------     Chairman of the Board        February 27, 1998
     Irwin Helford             and Chief Executive Officer

/s/  M. Bruce Nelson
--------------------------     President, Chief Operating   February 27, 1998
     M. Bruce Nelson           Officer and Director

/s/  Frank R. Jarc
--------------------------     Executive Vice President     February 27, 1998
     Frank R. Jarc             and Chief Financial Officer

/s/  Keith Bjelajac
--------------------------     Controller (Principal        February 27, 1998
     Keith Bjelajac            Accounting Officer)




     SIGNATURES                                TITLE                      DATE
     ----------                                -----                      ----

/s/  Lee A. Ault, III
---------------------------                  Director               February 27, 1998
     Lee A. Ault, III

/s/  Neil R. Austrian
---------------------------                  Director               February 27, 1998
     Neil R. Austrian


/s/  Charles P. Durkin, Jr.
---------------------------                  Director               February 27, 1998
     Charles P. Durkin, Jr.


/s/  Joan D. Manley
---------------------------                  Director               February 27, 1998
     Joan D. Manley
